UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MULLEN AUTOMOTIVE INC.

(Name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

MULLEN AUTOMOTIVE INC.

1405 Pioneer Street

Brea, California 92821

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT FOR THE SPECIAL MEETING OF

STOCKHOLDERS TO BE HELD ON JULY 9, 2024 AT 9:30 A.M. (PACIFIC TIME)

Appointment of Proxy Solicitor

Subsequent to filing and mailing the definitive proxy statement dated June 10, 2024 (the “Proxy Statement”) for the 2024 Special Meeting of Stockholders of Mullen Automotive Inc. (“Mullen”, the “Company”, “we”, “us”, or “our”) to be held on July 9, 2024 at 9:30 AM Pacific Time (the “Special Meeting”), the Company engaged Campaign Management, LLC. (“Campaign Mgmt”), an independent proxy solicitation firm, to assist it with the solicitation of proxies for the Special Meeting. The Company has agreed to pay Campaign Mgmt approximately $15,000, plus reasonable expenses in connection with the proxy solicitation, for its services. We have also agreed to indemnify Campaign Mgmt against various losses and expenses that relate to or arise out of its performance of services to us (subject to certain exceptions). We bear all proxy solicitation costs. Campaign Mgmt may solicit proxies by telephone, email, and mail.

Please vote your proxy today. If you previously voted by Internet, telephone, or mail, you may vote again if you wish to change your vote. If you need any assistance in voting or have any questions, please contact our proxy solicitor:

Campaign Management, LLC

15 West 38th Street, Suite #747

New York, NY 10018

Toll-Free Phone Number: 1-888-725-4553

Email: info@campaign-mgmt.com

You do not have to take any action if you have previously voted your shares and do not wish to change your vote.

Except as specifically supplemented by the information contained in this supplement filed with the Securities and Exchange Commission on July 2, 2024 (the “Supplement”), all information set forth in the Proxy Statement remains unchanged. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.